Exhibit 77(o)

Transactions effected pursuant to Rule 10f-3

Fund Name	Issuer	Date of Purchase	Broker / Dealer From Whom Purchased	Affiliated/Principal Underwriter of Syndicate

ING Intermediate Bond Portfolio	VTB Bank OJSC Via VTB Capital SA	04/04/12	CITI	ING Bank NV